Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Mirati Therapeutics, Inc. Inducement Plan of our reports dated February 28, 2019, with respect to the consolidated financial statements of Mirati Therapeutics, Inc. and the effectiveness of internal control over financial reporting of Mirati Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2018, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

San Diego, California

December 31, 2019